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                                                                    Exhibit 99.6


                            UNITED TELEVISION, INC.

                                     PROXY


                 Proxy for the Special Meeting of Stockholders to be held at 9:00 AM on April 24, 2001 at the Renaissance Parc 55 Hotel
                55 Cyril Magnin Street, San Francisco, CA 94102



  GARTH S. LINDSEY AND JOHN C. SIEGEL, and each of them, with full power of substitution, are hereby authorized to represent and to vote and act with respect to all stock of the undersigned at the Special Meeting of Stockholders of United Television, Inc., on April 24, 2001 and at any adjournment or adjournments thereof, as designated herein upon the proposal set forth herein, as set forth in the Joint Proxy Statement/Prospectus, and, in their discretion, upon such other matters as may be properly brought before the meeting.

                                                 (Change of Address/Comments)
                                                  ___________________________
                  CONTINUED ON REVERSE SIDE       ___________________________
                                                  ___________________________
                                                  ___________________________
                                                  (If you have written in the
                                                  above space, please mark
                                                  the corresponding box on
                                                  the reverse side of this
                                                  card.)
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SEE REVERSE       PLEASE COMPLETE, DATE AND SIGN ON REVERSE SIDE         SEE REVERSE
   SIDE                         AND RETURN PROMPTLY                         SIDE
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UNITED TELEVISION, INC.

   c/o EquiServe
   P.O. Box 9398
   Boston, MA 02205-9398



                                  DETACH HERE
----  Please mark
 X    your votes as
----  indicated in
      this example.


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF UNITED TELEVISION, INC. When properly executed it will be voted as directed by the stockholder but, unless otherwise specified, it will be voted FOR proposal (1), the approval and adoption of the merger agreement.


                        The Board of Directors recommends a vote FOR proposal
                        (1), the approval and adoption of the merger agreement.
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                                                                                                           FOR   AGAINST  ABSTAIN
MARK HERE IF YOU PLAN TO ATTEND  THE  SPECIAL      [_]       1.  Approval and Adoption of the Agreement
MEETING IN PERSON AND AN ADMITTANCE CARD WILL                    and Plan of Merger, dated as of            [_]     [_]      [_]
MAILED TO YOU.                                                   August 13, 2000, as amended, among United
                                                                 Television, Inc., The News Corporation
CHANGE OF  ADDRESS ON  REVERSE SIDE                [_]           Limited, News  Publishing  Australia
                                                                 Limited and Fox Television Holdings, Inc.
                                                                 The  Agreement  and  Plan  of  Merger
                                                                 contemplates two alternative mergers (a
                                                                 forward merger and a reverse merger). A
                                                                 vote in favor of the approval and adoption
                                                                 of the Agreement and Plan of Merger
                                                                 constitutes the approval of both
                                                                 alternative mergers.


                                                             Vote, sign and date this Proxy and return it promptly in the enclosed envelope. No postage is required if mailed in the United States.

                                                             Please sign below exactly as your name appears hereon. If the named holder is a corporation, partnership, or other association, please sign its name and add your name and title. When signing as attorney, executor, administrator, trustee or guardian, please also give your full title. If shares are held jointly, EACH holder should sign.


Signature:____________________Date:___________________________ Signature:______________________ Date:_______________________
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